Exhibit 99.1

Company Contacts:

Tessera Technologies, Inc.

Robert Andersen, 408-321-6779

Executive Vice President and Chief Financial Officer

- or -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont, 212-481-2050

tessera@tpg-ir.com

February 10, 2015

Tessera Technologies Announces Fourth Quarter and Full Year 2014 Results

Full Year Revenue of $279 million, up 65%

2014 Recurring Revenue reaches $150 million, up 45%

Reiterates 2015 Baseline Recurring Revenue Guidance of $235 million, up 57% over 2014

Board approves 100% increase in quarterly dividend to $0.20 per share

SAN JOSE, Calif.—(BUSINESS WIRE)—Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ending Dec. 31, 2014. Total revenue from continuing operations for the fourth quarter of 2014 was $59.9 million, at the high end of the Company’s guidance range of $58.0 to $60.0 million. GAAP net income for the fourth quarter of 2014 was $37.1 million, or $0.69 per diluted share. Non-GAAP net income for the fourth quarter of 2014 was $33.7 million, or $0.62 per diluted share.

“Fourth quarter results represent a strong finish to a great year,” said Tom Lacey, CEO of Tessera Technologies, Inc. “Our approach to focusing the business on its strengths in technology development and imaging, partnering with customers, and closely managing expenses has yielded a remarkable year for the Company. Most importantly, we are well-positioned to provide innovative solutions to new and existing customers as we grow our recurring revenue base in 2015.”

Fourth Quarter 2014 Results

Revenue from continuing operations was $59.9 million in the fourth quarter of 2014 compared with revenue from continuing operations of $56.3 million in the fourth quarter of 2013. Recurring revenue increased by 69% in the fourth quarter of 2014, from $25.6 million in 2013 to $43.3 million in the fourth quarter of 2014. Episodic revenue, which fluctuates from quarter to quarter, totaled $16.6 million in the fourth quarter of 2014 compared with $30.8 million in the fourth quarter of 2013.

Operating expenses from continuing operations were $13.0 million in the fourth quarter of 2014, compared with $39.3 million in the fourth quarter of 2013, a decrease of $26.3 million. Operating expenses in the fourth quarter of 2014 include a gain of $11.9 million on the sale of long-lived assets to Shenzhen O-Film Tech Co., LTD. in a transaction that closed in December 2014. Litigation expense decreased by $14.1 million, or 87%, from the fourth quarter of 2013, as the Company had significantly fewer legal proceedings outstanding in the fourth quarter of 2014 as compared with 2013.

Net income from continuing operations for the fourth quarter of 2014 was $36.3 million, or $0.68 per diluted share, compared with net income from continuing operations for the fourth quarter of 2013 of $7.0 million, or $0.13 per diluted share.

Non-GAAP net income from continuing operations for the fourth quarter of 2014 was $33.7 million, or $0.62 per diluted share, compared with non-GAAP net income from continuing operations in the fourth quarter of 2013 of $15.2 million, or $0.27 per diluted share. Non-GAAP net income from continuing operations is defined as income and operating expenses adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects.

Year ended December 31, 2014

Total revenue from continuing operations was $278.8 million for the year ended Dec. 31, 2014, an increase of $110.0 million or approximately 65% from the year ended Dec. 31, 2013. Total recurring revenue for the full year 2014 was $149.8 million as compared with $103.1 million for the full year 2013. GAAP operating expenses totaled $113.1 million as compared to $175.1 million in the year ended Dec. 31, 2013, a decrease of $62.0 million or 35%. GAAP operating expenses in 2014 include the gain on sale of long-lived assets of $11.9 million, as noted above. GAAP net income from continuing operations was $174.9 million, or $3.27 per diluted share, including a $64.7 million reversal of a valuation allowance previously recorded against deferred tax assets. Non-GAAP net income from continuing operations was $123.3 million or $2.26 per diluted share.

Discontinued Operations

Net income from discontinued operations in the fourth quarter of 2014 totaled $0.8 million, or $0.01 per diluted share, compared with a net loss from discontinued operations in the fourth quarter of 2013 of $61.2 million, or $(1.14) per basic share. The net loss from discontinued operations in the fourth quarter of 2013 included significant reserves and impairment charges resulting from our decision to discontinue our mems|cam manufacturing operations which was announced in January 2014.

Balance Sheet

Total current assets were $475.5 million as of Dec. 31, 2014, an increase of $83.2 million from Dec. 31, 2013. Cash, cash equivalents and short-term investments were $434.4 million at 2014 year end, an increase of $74.8 million from year end 2013. The increase in cash and investments reflects strong profitability partially offset by $65.6 million of common stock repurchases and $48.3 million of dividend payments.

Dividends

On Dec. 17, 2014, $5.3 million was paid to stockholders of record as of Nov. 26, 2014, for the quarterly cash dividend of $0.10 per share of common stock.

Additionally, on February 3, 2015, the Board of Directors approved an increase of the regular quarterly dividend to $0.20 per share of common stock, payable on Mar. 24, 2015 to stockholders of record on Mar. 3, 2015.

Stock Repurchase Program

During the fourth quarter of 2014, the Company repurchased 467,000 shares of common stock for an aggregate amount of $15.6 million. These purchases were executed under the Company’s stock repurchase program. As of Dec. 31, 2014, the Company had $145.1 million remaining under its stock repurchase program.

Financial Guidance

For the first quarter of 2015, the Company’s guidance is as follows:

The Company expects total revenue to be between $78 million and $80 million, GAAP earnings per share between $0.58 to $0.62 per share, and Non-GAAP earnings per share between $0.68 to $0.72 per share.

For the full-year 2015, the Company is reiterating its prior baseline guidance for recurring revenue of $235 million.

Conference Call Information

The Company will hold its fourth quarter and year ended Dec. 31, 2014, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) today. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 74281797. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 74281797.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and the Company’s growth prospects. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2013, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2014, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. and its subsidiaries (the Company) generate revenue from licensing to manufacturers and other implementers that use the Company’s technology in areas such as mobile computing and communications, memory and data storage, and 3-D Integrated Circuit technologies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, FotoNation, the FotoNation logo and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue.”

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In March of 2013, the Company announced the closure of its camera module assembly facility in Zhuhai, China and the consolidation of its manufacturing capabilities to Taiwan. The Company planned to continue to assemble lens barrels and make limited quantities of camera modules in the Taiwan facility, and rely on partners for high volume manufacturing. In August of 2013, the Company sold a significant portion of its Micro-Optics business based in Charlotte, NC. In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the last manufacturing operation in the DigitalOptics business. The Company has classified the revenue and expenses related to the Zhuhai facility and the business in Charlotte as discontinued operations starting with the second quarter of 2013, classified the expenses of its Digital Optics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from each of these facilities and businesses to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the first quarter of 2015.

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$50,908	$73,722
Short-term investments	383,513	285,865
Accounts receivable, net	4,478	3,138
Short-term deferred tax assets	19,334	56
Current assets of discontinued operations	156	7,029
Other current assets	17,121	22,501

Total current assets	475,510	392,311

Property and equipment, net	4,322	9,481
Intangible assets, net	72,925	81,202
Long-term deferred tax assets	21,759	904

Long-term assets of discontinued operations	234	—
Other assets	2,373	855

Total assets	$577,123	$484,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,509	$3,209
Accrued legal fees	4,143	10,189
Accrued liabilities	13,284	23,535
Deferred revenue	10,217	1,149
Current liabilities of discontinued operations	2,873	407

Total current liabilities	34,026	38,489

Long-term deferred tax liabilities	187	520
Other long-term liabilities	1,551	5,307

Stockholders’ equity:
Common stock	58	55
Additional paid-in capital	576,341	530,762
Treasury stock	(106,231)	(39,918)
Accumulated other comprehensive income	(333)	133
Retained earnings (deficit)	71,524	(50,595)

Total stockholders’ equity	541,359	440,437

Total liabilities and stockholders’ equity	$577,123	$484,753

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Royalty and license fees	$59,924	$56,333	$278,807	$168,811

Total revenues	59,924	56,333	278,807	168,811

Operating expenses:
Cost of revenues	156	837	1,445	3,477
Research, development and other related costs	8,397	7,753	37,479	32,439
Selling, general and administrative	14,206	14,178	59,409	74,174
Litigation expense	2,130	16,199	25,116	60,310

Restructuring, impairment of long-lived assets and other charges and gain on sale of patents	(11,933)	333	(10,338)	4,668

Total operating expenses	12,956	39,300	113,111	175,068

Operating income (loss) from continuing operations	46,968	17,033	165,696	(6,257)
Other income and expense, net	449	286	1,550	1,208

Income (loss) before income taxes from continuing operations	47,417	17,319	167,246	(5,049)
Provision for (benefit from) income taxes	11,098	10,289	(7,697)	35,860

Income (loss) from continuing operations	36,319	7,030	174,943	(40,909)

Income (loss) from discontinued operations, net of tax	771	(61,179)	(4,489)	(144,646)

Net income (loss)	$37,090	$(54,149)	$170,454	$(185,555)

Income (loss) per share:
Income (loss) from continuing operations:
Basic	$0.69	$0.13	$3.31	$(0.77)

Diluted	$0.68	$0.13	$3.27	$(0.77)

Income (loss) from discontinued operations:
Basic	$0.01	$(1.14)	$(0.08)	$(2.71)

Diluted	$0.01	$(1.13)	$(0.08)	$(2.71)

Net income (loss):
Basic	$0.70	$(1.01)	$3.23	$(3.48)

Diluted	$0.69	$(1.00)	$3.18	$(3.48)

Cash dividends declared per share	$0.10	$0.10	$0.92	$0.70

Weighted average number of shares used in per share calculations-basic	52,758	53,865	52,819	53,346

Weighted average number of shares used in per share calculations-diluted	53,595	54,290	53,563	53,346

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

FROM GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP income (loss) from continuing operations	$36,319	$7,030	$174,943	$(40,909)
Adjustments to GAAP net income (loss):
Stock-based compensation—research, development and other related costs	528	541	2,418	1,103
Stock-based compensation—selling, general and administrative	2,595	2,406	8,994	8,623

Amortization of acquired intangibles—cost of revenues	—	827	1,061	3,299

Amortization of acquired intangibles—research, development and other related costs	1,531	1,144	5,209	4,376

Amortization of acquired intangibles—selling, general and administrative	3,168	2,890	12,201	11,594

Restructuring, impairment of long-lived assets and other charges and gain on sale of patents	(11,933)	333	(10,339)	4,668
Non-GAAP tax adjustments (1)	1,461	—	(71,227)	(3,596)

Non-GAAP income (loss) from continuing operations	$33,669	$15,171	$123,260	$(10,842)

Non-GAAP income (loss) from continuing operations per common share—diluted	$0.62	$0.27	$2.26	$(0.20)

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation—diluted	54,524	56,124	54,564	53,346

(1)	The Company has disclosed a GAAP to Non-GAAP tax adjustment in the periods when the valuation allowance against deferred tax assets is reversed.

TESSERA TECHNOLOGIES, INC.

INCOME (LOSS) OF DISCONTINUED OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product and service revenues	$—	$146	$32	$6,524

Total revenues	—	146	32	6,524

Operating Expenses:

Cost of revenues	—	11	21	12,276

Research, development and other related	383	14,714	6,190	60,117

Selling, general and administrative	3,614	1,976	6,254	11,833

Restructuring, impairment of long-lived assets and other charges	(8,946)	52,538	(3,178)	72,280
Impairment of goodwill	—	(116)	—	6,548

Total operating expenses	(4,949)	69,123	9,287	163,054

Other income and expense, net	(56)	254	629	572

Income (loss) from discontinued operations before taxes	4,893	(68,723)	(8,626)	(155,958)

Provision (benefit) from income taxes	4,122	(7,544)	(4,137)	(11,312)

Income (loss) from discontinued operations	$771	$(61,179)	$(4,489)	$(144,646)

TESSERA TECHNOLOGIES, INC.

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Episodic	$16,610	$30,769	$128,981	$65,735
Recurring	43,314	25,564	149,826	103,076

Total revenues	$59,924	$56,333	$278,807	$168,811

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Low	High

Diluted earnings per share - GAAP	$0.58	$0.62

Amortization of intangible assets	0.06	0.06
Stock based compensation	0.09	0.09

Subtotal GAAP adjustments	0.15	0.15

Income tax effect	(0.05)	(0.05)

Effect on net income	0.10	0.10

Diluted earnings per share - non-GAAP	$0.68	$0.72